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Exhibit 10.16

                                                                     May 8, 2001

International Dispensing Corporation
1111 Benfield Blvd., Suite 230
Millersville, Maryland 21108

Gentlemen:

      Reference is made to the Preferred Stock Subscription Agreement (the "Purchase Agreement") dated as of August 15, 2000, by and among Gregory B. Abbott , George Kriste ("Kriste"), Louis A. Simpson ("Simpson"), Reed Slatkin, George Abbott and International Dispensing Corporation (the "Company"). Unless otherwise defined herein, capitalized terms used herein have the meanings ascribed to them in the Purchase Agreement.

      This will confirm the agreement of the undersigned and the Company as follows:

      The parties hereby agree that on the date hereof pursuant to Section 1.2(b) of the Purchase Agreement Simpson shall purchase from the Company for $2,000 per share an additional 25 shares of Series C Redeemable Convertible Preferred Stock, par value $.001 per share, of the Company ("Series C Stock"). Such purchase shall be upon all of the other terms and conditions set forth in the Purchase Agreement. In keeping with the investment incentives offered in the first round, the Company shall also issue to Simpson warrants to purchase up to an additional 25 shares of Series C Stock at a price of $2,000 per share, such warrants to be exercisable through December 31, 2001. Simultaneously herewith each of Gregory Abbott, George Abbott and Simpson are exercising warrants to purchase an additional 50 shares of Series C Stock at a price of $2,000 per share which warrants were issued to them in December 2000.

      Each of George Abbott, Gregory Abbott and Kriste hereby confirms to the Company that he has declined to participate in the current round of financing.

      Each of Simpson, George Abbott and Gregory Abbott reaffirms as of the date hereof all of the representations and agreements made by such person in the Purchase Agreement.

      The Company reaffirms as of the date hereof all of the representations and agreements made by the Company in the Purchase Agreement, except that as of the date hereof, prior to the purchases being made hereby, an aggregate 9,728,396 shares of Common Stock are outstanding and an aggregate of 400 Shares of Series C Stock and warrants to purchase an aggregate of 200 shares of Series C Stock (including the warrants being exercised simultaneously herewith) are issued and outstanding.

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                                        Very truly yours,


                                        /s/ Gregory Abbott
                                        ----------------------------------------
                                        Gregory Abbott


                                        /s/ Louis A. Simpson
                                        ----------------------------------------
                                        Louis A. Simpson


                                        /s/ George Abbott
                                        ----------------------------------------
                                        George Abbott


                                        /s/ George Kriste
                                        ----------------------------------------
                                        George Kriste

AGREED TO:

INTERNATIONAL DISPENSING
   CORPORATION

By: /s/ Gary Allanson
    -------------------------------
     Gary Allanson , President


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